EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230654 on Form F-3 of our report dated March 13, 2020, relating to the financial statements of Zealand Pharma A/S, appearing  in this Annual Report on Form 20-F for the year ended December 31, 2019.

Copenhagen, March 13, 2020

Deloitte

Statsautoriseret Revisionspartnerselskab

CVR no. 33963556

/s/ Sumit Sudan	/s/ Kåre Valtersdorf
State Authorised	State Authorised
Public Accountant	Public Accountant